EXHIBIT A
Item 5(b)
As of March 1, 2024:
Sole Voting Power – 8,169,131
Shared Voting Power - 0
Sole Dispositive Power – 8,169,131
Shared Dispositive Power - 0
Total Shares – 8,169,131
Percentage:  5.0% (based on 159,749,073 outstanding Issuer shares plus 2,890,067 shares underlying options held by the Reporting Person)
As of October 19, 2025:
Sole Voting Power – 11,072,127
Shared Voting Power - 0
Sole Dispositive Power – 11,072,127
Shared Dispositive Power - 0
Total Shares – 11,072,127
Percentage:    6.4% (based on 170,548,432 outstanding Issuer shares plus 2,740,067 shares underlying options held by the Reporting Person)
Item 5(c)
As of March 1, 2024, the Reporting Person held the following stock options, all granted by the Issuer to the Reporting Person as compensation:

Grant Date	Expiration Date	Total Common Shares Underlying Grant	Exercise Price	Vesting Provisions
12/27/2019	12/26/2024	75,000	C$3.02	Vests 1/3 annually on grant date and grant date anniversary in 2020 and 2021
12/10/2020	12/9/2025	1,123,400	C$2.52	Vests 1/3 annually on grant date and grant date anniversary in 2021 and 2022
12/9/2021	12/8/2026	450,000	C$2.21	Vests 1/3 annually on grant date and grant date anniversary in 2022 and 2023
12/8/2022	12/7/2027	1,200,000	C$0.78	Vests 1/3 annually on grant date and grant date anniversary in 2023 and 2024
12/7/2023	12/6/2028	1,100,000	C$0.59	Vests 1/3 annually on grant date and grant date anniversary in 2024 and 2025

The Reporting Person’s transactions in the Issuer’s shares subsent to March 1, 2024, are listed below.  All restricted stock units and options were granted by the Issuer to the Reporting Person as compensation:
Date	Type of Award	Grant Amount	Total Common Shares Held by Reporting Person
6/3/2024	Restricted Stock Units	203,125	5,482,189
9/3/2024	Restricted Stock Units	185,714	5,667,903
12/2/2024	Restricted Stock Units	131,313	5,799,216
12/9/2024	Restricted Stock Units	451,400	6,250,616
12/9/2024	Restricted Stock Units vesting 1/3 on grant date and 1/3 on 2025 and 2026 grant date anniversaries	350,000 (116,666 vesting 12/9/2024)	6,367,282
3/6/2025	Restricted Stock Units	74,712	7,208,660
10/16/2025	Restricted Stock Units	1,123,400	8,332,060

Grant Date	Expiration Date	Total Common Shares Underlying Grant	Exercise Price	Vesting Provisions
12/9/2024	12/8/2029	675,000	C$1.52	Vests 1/3 annually on grant date and grant date anniversary in 2025 and 2026

On October 16, 2025, the Reporting Person exercised 1,123,400 options having an exercise price of C$2.52, converted to US$1.79 using an exchange rate of 1.4048.  The options were granted on 12/10/2020 and had an expiration date of 12/9/2025.

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